                                                                     EXHIBIT 8.1

1.       SUBSIDIARY COMPANY AND EQUITY INVESTEE INFORMATION

         The following table provides information on the principal subsidiary undertakings and other associated companies, that the Company considers will likely have a significant impact on the assessment of the assets and liabilities, the financial position and/or the profits and losses of the Company to March 31, 2003. Except where stated otherwise, each of these companies is wholly owned by a member of the Company and the share capital is fully paid.

                       NAME                                                  REGISTERED OFFICE
======================================================   ===================================================
NETWORK EQUIPMENT AND SERVICES, AND MOBILE               New Century Park, PO Box 53, Coventry
                                                         CV3 1HJ, England
  Marconi Communications Limited.....................    England
  Marconi Communications S.p.A.......................    Via Ludovico Calda 5, 16153 Genoa,
                                                         Italy
  Marconi Communications, Inc........................    c/o The Corporation Trust Company,
                                                         Corporation
                                                         Trust Center, 1209 Orange Street,
                                                         Wilmington,
                                                         Delaware, 19801, USA
  Marconi Communications GmbH........................    Gerberstrasse 33, D 71522 Backnang,
                                                         Germany
  Marconi Mobile S.p.A. (1)..........................    Via A. Negrone 1/A, 16153 Genoa, Italy
OTHER/CAPITAL
  Marconi Applied Technologies Limited (2)...........    New Century Park, PO Box 53,
                                                         Coventry, CV3 1HJ, England
OTHER ASSOCIATED COMPANIES
  Plessey Holdings Limited (50%).....................    New Century Park, PO Box 53,
                                                         Coventry, CV3 1HJ, England
  Easynet Group Plc (72.7% group equity share; 51.6%
voting share) (3)....................................    44-46 Whitfield Street, London W1T 2RJ, England

1) Marconi Mobile S.p.A. was sold as part of the disposal of Marconi Mobile Holdings S.p.A. to Finmeccanica S.p.A. on August 2, 2002.

2) Marconi Applied Technologies Limited was sold as part of the disposal of our Applied Technologies division to 3i, and funds associated with 3i, announced on July 12, 2002.

3)       See note 13, Investments in affiliates.